                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934

                             -----------------------

                         Date of Report: April 28, 2000

                                  PLEXUS CORP.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Wisconsin                    000-14824                39-1344447
----------------------------         -----------             ----------------
(State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)              File Number            Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin           54957-0156
-----------------------------------------           ----------
(Address of principal executive offices)             (Zip Code)





               Registrant's telephone number, including area code:
                                 (920) 722-3451
                                 --------------

Item 2.           Acquisition or Disposition of Assets

         On April 28, 2000, Plexus Corp. completed its previously announced acquisition of Agility, Incorporated pursuant to an Agreement and Plan of Merger dated as of March 3, 2000. Under the merger agreement, Agility was merged with a wholly-owned subsidiary of Plexus and became a wholly-owned subsidiary of Plexus. In the merger, Plexus issued an aggregate of 374,997 shares of Plexus common stock, as provided under the merger agreement.

         The merger agreement was negotiated at arm's length between the officers of Plexus and the officers and shareholders of Agility. None of those persons were affiliated with the other party, its affiliates, its directors and officers and their associates. Both parties were also assisted in the negotiations by counsel, neither of which is affiliated with the other party.

         Plexus is accounting for the Agility merger using the pooling of interests method of accounting. However, because the effect on Plexus' prior years', and first two quarters', results and financial condition is not consequential or material, Plexus' prior period financial statements will not be restated.

         Agility, of Ayer, Massachusetts, specializes in the manufacture of complex printed circuit board assemblies along with complete box and system build capabilities. For its fiscal year ended December 31, 1999, Agility had net sales of $21.3 million. Agility's leased facility comprises approximately 25,000 square feet. Construction has begun on an addition that would at least double the current space at that facility; although the schedule could be affected by future construction or other delays, construction is expected to be completed by late summer.

Item 7.           Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired

                  Not required, as Agility does not meet the significance tests which would require such financial statements.

         (b)      Pro Forma Financial Information

                  Not required, as Agility does not meet the significance tests which would require such pro forma financial statements.

         (c)      Exhibits

                  See the Exhibit Index, following the signatures to this Report, which Exhibit Index is incorporated herein by reference.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   May 11, 2000                                 /s/ Thomas B. Sabol
                                                     ------------------------
                                                     Thomas B. Sabol
                                                     Chief Financial Officer

                                  PLEXUS CORP.


                                  EXHIBIT INDEX

                                       to

                             FORM 8-K CURRENT REPORT

                           Dated as of April 28, 2000




Exhibit
Number                            Description                     Filed Herewith
------                            -----------                     --------------
2.1       Agreement and Plan of Merger dated as of March 3, 2000         X
          by and among Plexus, PPatriot Corp. and Agility*




* Excluding exhibits and schedules, which will be provided to the Commission upon request.




                                      EI-1